CONYERS DILL & PEARMAN LIMITED Clarendon House, 2 Church Street Hamilton HM 11, Bermuda Mail: PO Box HM 666, Hamilton HM CX, Bermuda T +1 441 295 1422 conyers.com 6 May 2020 Matter No.:355586 Doc Ref: 17057315.2 +1 441 294 5929 sophia.greaves@conyersdill.com The Bank of N.T. Butterfield & Son Limited 65 Front Street Hamilton HM 12 Bermuda Dear Sirs, Re: The Bank of N.T. Butterfield & Son Limited (the "Bank") We have acted as special Bermuda legal counsel to the Bank in connection with a registration statement on form S-8 filed with the Securities and Exchange Commission (the “Commission”) on 6 May 2020 (the “Registration Statement”, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) relating to the registration under the United States Securities Act of 1933, as amended (the “Securities Act”) of 3,000,000 voting ordinary shares par value BD$0.01 per share (the “Common Shares”), issuable pursuant to The Bank of N.T. Butterfield & Son Limited 2020 Omnibus Share Incentive Plan (the “Plan”, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto). For the purposes of giving this opinion, we have examined copies of the Registration Statement and the Plan. We have also reviewed The N.T. Butterfield & Son Bank Act 1904 (as amended) and the bye- laws of the Bank, each certified by the Secretary of the Bank on 6 May 2020, extracts of minutes of meetings of the Bank’s board of directors held on 30 April 2020 (the “Resolutions”) and such other documents and made such enquires as to questions of law as we have deemed necessary in order to render the opinion set forth below. We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) of all documents examined by us and the authenticity and completeness of the originals from which such copies were taken, (b) that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention, (c) the accuracy and completeness of all factual representations made in the Registration Statement, the Plan and other documents reviewed by us, (d) that the Resolutions were passed at one or more duly convened, constituted and quorate meetings, or by unanimous written resolutions, remain in full force and effect and have not been rescinded or amended, (e) that there is no provision of the law of any jurisdiction, other than Bermuda, which would have any implication in relation to the opinions expressed herein, (f) that there is no provision of any

“Award Agreement” (as defined in the Plan) which would have any implication in relation to the opinions expressed herein; (g) that, upon the issue of any Common Shares, the Bank will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof, (h) that on the date of issuance of any of the Common Shares the Bank will have sufficient authorised but unissued voting ordinary shares; and (i) that the Common Shares will be listed on a designated stock exchange (as defined in the Companies Act 1981, as amended) and the Bank is and will be engaged in business in a material way in a prescribed industry (as defined in the Companies Act 1981, as amended) at the time of issuance of any Common Shares. We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Bermuda. This opinion is to be governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of the current law and practice in Bermuda. This opinion is issued solely for the purposes of the filing of the Registration Statement and the issuance of the Common Shares by the Bank pursuant to the Plan and is not to be relied upon in respect of any other matter. On the basis of, and subject to, the foregoing, we are of the opinion that: 1. The Bank is duly incorporated and existing under the laws of Bermuda in good standing (meaning solely that it has not failed to make any filing with any Bermuda government authority or to pay any Bermuda government fees or tax which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda). 2. When issued and paid for in accordance with the terms of the Plan, the Common Shares will be validly issued, fully paid and non-assessable (which term means when used herein that no further sums are required to be paid by the holders thereof in connection with the issue of such shares). We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder. Yours faithfully, Conyers Dill & Pearman Limited conyers.com | 2